Exhibit 10.44

CARPARTS.COM, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) is entered into effective as of               by and between Ryan Lockwood (“Executive”) and CarParts.com, Inc. (the “Company,” and together with Executive, the “Parties”).

WHEREAS, the Parties entered into an employment agreement dated March 15, 2022 (the “Employment Agreement”) and desire to make the amendments to the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and above recitals, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

1.Section 4.B. of the Employment Agreement, titled “Other Equity Compensation,” is hereby amended and restated in its entirety as follows:

“Other Equity Compensation. Executive shall also be entitled to participate in any other equity incentive plans of the Company. All such other options or other equity awards will be made at the discretion of the Company's Compensation Committee of the Board of Directors pursuant and subject to the terms and conditions of the applicable equity incentive plan, including any provisions for repurchase thereof. The option exercise price or value of any equity award granted to Executive will be established by the Company's Board of Directors as of the date such interests are granted but shall not be less than the fair market value of the class of equity underlying such award. The vesting of all stock options, restricted stock unit awards (“RSUs”) and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Executive that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company's Equity Incentive Plan (the “Plan”)) and are outstanding on the date of Executive's termination or resignation in the event that the Executive's employment is terminated without Cause (as defined herein) or Executive resigns for Good Reason (as defined herein), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”) shall accelerate in full. In the event of Executive's termination or resignation for any reason, all stock options granted to Executive that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one (1) year measured from the date of Executive's termination or resignation. The provisions of this Section 4B of this Agreement shall govern the acceleration of Executive's stock options, RSUs and other equity compensation awards in the event of a Change in Control Termination and the period for which Executive's stock options remain exercisable following Executive's termination or resignation for any reason and shall supersede any provisions to the contrary in any other agreement.”

2.Section 7.C.ii. of the Employment Agreement is hereby amended and restated as follows:

“(ii) continuation of Executive's Annual Salary, which shall be payable in accordance with the Company's standard pay schedules for a period of six months (or twelve months in the case of a Change in Control Termination) (provided however that if Executive obtains other employment, then his severance payments shall be reduced after the first six months of the foregoing one year severance period by any amounts received by Executive from his new employer for the balance of the one year severance period).

3.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

4.Entire Agreement. This Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, respectively. This Amendment may be amended at any time only by mutual written agreement of the Parties.

5.Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, effective as of the date set forth above.

CARPARTS.COM, INC.	EXECUTIVE

By:

Date:	Date: